Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2021 (except for the restatement described in Note 2 and the effects thereof, as to which the date is May 17, 2021) with respect to the consolidated financial statements included in the Annual Report of Hyliion Holdings Corp. on Form 10-K/A for the year ended December 31, 2020. We consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (File No. 333-251328).

/s/ GRANT THORNTON LLP

Dallas, Texas

May 17, 2021